
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               SEP-30-1999
<CASH>                                      86,236,295
<SECURITIES>                                         0
<RECEIVABLES>                                1,607,111<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             103,985,625<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               103,985,625<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            32,919,876<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             8,728,600
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             24,191,276
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         24,191,276
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                24,191,276
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $1,326,900 and interest receivable of $280,211.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $16,536,849 and net option premiums of $(394,630).
<F3>Liabilities include redemptions payable of $660,294, accrued brokerage fees of $536,197,and accrued management fees of $286,239 and incentive fees payable of $1,286,786.
<F4>Total revenue includes realized trading revenue of $19,657,278, net change in unrealized of $11,237,514 and interest income of $2,025,084.

